EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Sigma Designs, Inc.'s Registration Statement No. 33-8316 on Forms S-8 and S-3, Amendment No. 3 to Registration Statement No. 333-00883 on Form S-3, Registration Statement No. 333-48023 on Form S-3, Post-Effective Amendment No. 1 to Registration Statement No. 333-47835 on Form S-3, Post-Effective Amendment No. 1 to Registration Statement No. 333-33147 on Form S-3, Amendment No. 1 to Registration Statement No. 333-11779 on Form S-3, Amendment No. 1 to Registration Statement No. 333-77595 and Registration Statement No. 33-20226, 33-23699, 33-33571, 33-41330, 33-81914, 333-04041, 333-86875, 33-61549, 333-64234, 333-83126 and 333-103513, Registration Statement No. 333-107080, and 333-104442 on Form S-3, 333-706978 and 333-114374 on Form S-8, and Amendment No.1 to Registration Statement No. 333-104442 on Form S-3, of our report dated April 9, 2004 appearing in this Annual Report on Form 10-K of Sigma Designs, Inc. for the year ended January 31, 2004.

/s/ Deloitte & Touche LLP

San Jose, California
April 9, 2004